Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investor Contact:	Media Contact:
July 1, 2019	Michael D. Neese	Trisha Meade
	VP, Investor Relations	Communications & Engagement Manager
	(804) 287-8126	(804) 285-5390
	michael.neese@pfgc.com	mediarelations@pfgc.com

Performance Food Group Company

To Acquire Reinhart Foodservice

•	Acquisition positions PFG as one of the largest distributors in the U.S. with approximately $30 billion in net sales

•	Anticipates single-digit Adjusted Diluted EPS accretion in year one with double-digit accretion in year three

•	Strategic transaction expected to generate approximately $50 million of annual run-rate cost synergies in three years after close of acquisition

•	The purchase price reflects a 2018 estimated Adjusted EBITDA multiple of 8.1x, including $50 million in annual run-rate synergies and tax benefits

•	Acquisition expands geographic reach and overall scale

•	Complementary customer-centric operating models further enhance PFG’s strategic position

•	PFG expects full-year fiscal 2019 Adjusted EBITDA growth of 9% to 10% fueled by solid net sales momentum in the fourth quarter of fiscal 2019 versus the prior-year period

Richmond, Va. — July 1, 2019 — Performance Food Group Company (“PFG”) (NYSE: PFGC) today announced it has entered into a definitive agreement to acquire Reinhart Foodservice, L.L.C (“Reinhart”) from Reyes Holdings, L.L.C. in a transaction valued at $2.0 billion, or approximately $1.7 billion net of an estimated tax benefit to PFG of approximately $265 million. With annual net sales of over $6 billion, Reinhart is the second largest privately held foodservice distributor in the U.S. and is headquartered in Rosemont, IL.

“We are excited to announce the strategic acquisition of Reinhart and welcome them to Performance Food Group,” said George Holm, PFG Chairman, President & Chief Executive Officer. “I’ve known the Reyes family for nearly two decades, and they have built and grown an incredible company. We believe the addition of Reinhart and its complementary strengths will expand Performance Foodservice’s broadline presence, improve our network efficiency and help us achieve our long-term growth goals. This transaction provides us with greater overall scale, a diverse customer base, including a solid base of independent customers, and builds upon our strong distribution platform. We believe these attributes along with attractive financial characteristics will enhance our ability to continue to deliver the service our customers need to succeed and create shareholder value.”

“We are excited to partner with PFG and believe this acquisition provides meaningful benefits to our customers and expanded opportunities for our employees,” said J. Christopher Reyes, Reyes Holdings Co-Chairman. “PFG has a solid track record of growth and leadership in our industry. We believe our strengths and the strong cultural connection our companies share will support continued success for many years to come.”

“Reinhart Foodservice understands the important role our associates play in our success. We have proudly invested in our people and infrastructure to build our business, and we’re excited about this acquisition knowing that PFG supports a similar approach,” said M. Jude Reyes, Reyes Holdings Co-Chairman.

Compelling Strategic and Financial Benefits

•	Expands Geographic Reach and Overall Scale: The addition of Reinhart’s distribution footprint in key geographies enhances PFG’s existing distribution platform and market density.

•	Complementary Customer-Centric Operating Models: Consistent go-to-market approaches and selling cultures are focused on customer success.

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Enhances Attractive Customer Base and Product Offerings: Reinhart has a diverse customer base which includes independent restaurants, healthcare, education and other segments. The combined portfolio of proprietary brands broadens PFG’s offering.

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Significant Synergy Opportunities: PFG expects to achieve approximately $50 million in annual run-rate cost synergies in the third year following the close of the transaction. Cost synergies have been identified primarily in procurement, operations, and logistics. PFG estimates one-time capital expenditures of $90 million in IT upgrades and integration over the next five years. Reinhart’s ongoing maintenance capital expenditures are approximately $50 million which is in-line with PFG’s capital expenditures to net sales ratio.

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Compelling Financial Impact: On a percentage basis, excluding transaction-related depreciation and amortization, PFG expects the transaction to be low-single digit accretive to Adjusted Diluted EPS in year one after the close and double-digit accretive to Adjusted Diluted EPS in the third year following the close. PFG is targeting a net debt-to-Adjusted EBITDA ratio of less than 4.0x within 24 months following closing of the transaction.

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Attractive Valuation: The purchase price reflects a multiple of 10.6x, based on Reinhart’s 2018 estimated Adjusted EBITDA from unaudited financial statements of $164[1] million, after taking into account the approximately $265 million estimated present value of cash tax benefits to be realized as a result of the acquisition. Including $50 million in annual run-rate synergies and tax benefits, the purchase price reflects a 2018 estimated Adjusted EBITDA multiple of 8.1x.

Transaction Financing

The $2.0 billion purchase price is expected to be financed with borrowing on the company’s Asset-based Revolving Credit Facility, new Senior Unsecured Notes and Equity proceeds, subject to market conditions, of $300 million to $400 million. Affiliates of Credit Suisse and Wells Fargo provided committed financing for the acquisition.

Transaction Approvals

The transaction, which has been approved by the Board of Directors of PFG and the governing body of Reinhart, is subject to U.S. federal antitrust clearance and other customary closing conditions and is expected to close by the end of the calendar year. The transaction is not subject to PFG shareholder approval.

Advisors

Credit Suisse acted as the financial advisor to PFG. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to PFG. Winston & Strawn LLP; Neal, Gerber & Eisenberg LLP and Arnold & Porter acted as legal counsel to Reinhart.

About Reinhart Foodservice

•	Reinhart is a privately-held company headquartered in Rosemont, IL. In addition to its headquarters, the company has 26 distribution centers.

•	With annual net sales in excess of $6 billion, Reinhart is the second largest privately held distributor in the U.S.

•	Reinhart has approximately 90,000 SKUs sold to its 42,500 customers.

•	Reinhart has a strong family-owned legacy with approximately 5,600 associates.

Fiscal 2019 Outlook

For fiscal 2019, PFG expects its Adjusted EBITDA growth outlook to be in a range of 9% to 10% over its fiscal 2018 Adjusted EBITDA of $426.72 million. PFG’s prior fiscal 2019 Adjusted EBITDA growth range was 8% to 10%.

PFG reaffirms its fiscal 2019 Adjusted Diluted EPS growth outlook to be in a range of 12% to 16% over its fiscal 2018 Adjusted Diluted EPS of $1.542.

PFG’s Adjusted EBITDA and Adjusted Diluted EPS outlook exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported Net income and its reported Diluted EPS, which could be significant, are difficult to predict and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA and Adjusted Diluted EPS outlook. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook.

Conference Call and Webcast Information

Performance Food Group will host a webcast and conference call at 9:00 AM Eastern Time today to discuss the transaction. The live audio webcast and presentation slides will be available on http://investors.pfgc.com/ under Events & Presentations. The conference call may be accessed by Conference ID: 1773217

Participant Toll Free Dial-In Number:	(877) 569-1666

Participant International Dial-In Number:	(919) 666-6542

Please dial in 10 to 15 minutes prior to the call start time. Following the Company’s remarks, the conference call will include a question-and-answer session with the investment community. A digital recording of the conference call will be available for replay two hours after the call’s completion. To access the recording, please use one of the following Dial-In Numbers and the Conference ID shown above.

Participant Replay Toll Free Dial-In Number:	(855) 859-2056

Participant Replay International Dial-In Number:	(404) 537-3406

1	Reinhart’s Adjusted EBITDA defined as net income (loss) before interest expense, depreciation and amortization, and the elimination of allocated management fees.
2

This press release includes several metrics, including Adjusted EBITDA and Adjusted Diluted Earnings per Share that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). Please see Statement Regarding Non-GAAP Financial Measures at the end of this release for the definitions of such non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their respective most comparable financial measures calculated in accordance with GAAP.

This communication does not constitute an offer to sell or the solicitation of an offer to buy a security.

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group (PFG) is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of approximately more than 80 distribution centers, nearly 18,000 talented associates and more than 5,000 valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 150,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base. To learn more about PFG and our divisions, Performance Foodservice, PFG Customized and Vistar, visit pfgc.com.

About Reyes Holdings, L.L.C.

Reyes Holdings, aligned with leading beverage and foodservice providers, produces and delivers some of the best-known brands and widest variety of food and beverage items to retailers around the world. Annually, the company delivers more than 1.3 billion cases of beverage and food products from over 170 locations across the world. Reyes Holdings operations include Reyes Beer Division, the largest beer distributor in the United States representing import, craft and domestic beer brands; The Martin-Brower Company, L.L.C., a global quick-service restaurant distribution business and the largest supplier worldwide of distribution services to the McDonalds restaurant system; Reinhart Foodservice, L.L.C., one of the largest broadline foodservice distributors in the United States; Great Lakes Coca-Cola Bottling, a dedicated Coca-Cola bottler and distributor serving Chicagoland and the Midwest; and Reyes Coca-Cola Bottling, a West Coast bottler and distributor of Coca-Cola products. Reyes Holdings is the 9th largest privately held company in the United States with more than 33,000 employees and annual sales exceeding $33 billion. For more information about Reyes Holdings, visit the company website at www.reyesholdings.com

About Reinhart Foodservice, L.L.C.:

Founded in 1972, Reinhart Foodservice is a part of the Reyes Family of Businesses and is one of the five largest foodservice distributors in the United States. From 26 distribution centers, Reinhart provides fresh produce, proteins, ingredients, supplies and equipment to customers across the country, including independent and chain restaurants, delis, sporting venues, schools, healthcare facilities, and the military. Reinhart is dedicated to driving the success of the customers and communities it serves and is committed to the highest levels of safety and service. To learn more about Reinhart, visit www.RFSdelivers.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, completion and subsequent integration of our proposed acquisition of Reinhart Foodservice, L.L.C. (the “Reinhart Transaction”) and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	competition in our industry is intense, and we may not be able to compete successfully;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;

•	our profitability is directly affected by cost inflation and deflation and other factors;

•	we do not have long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	our reliance on third-party suppliers;

•	labor relations and cost risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we may be unable to increase our sales in the highest margin portion of our business;

•	changes in pricing practices of our suppliers;

•	our growth strategy may not achieve the anticipated results;

•	risks relating to acquisitions, including the risks that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire;

•	environmental, health, and safety costs;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	product liability claims relating to the products we distribute and other litigation;

•	adverse judgments or settlements;

•	negative media exposure and other events that damage our reputation;

•	anticipated multiemployer pension related liabilities and contributions to our multiemployer pension plan;

•	decrease in earnings from amortization charges associated with acquisitions;

•	impact of uncollectability of accounts receivable;

•	difficult economic conditions affecting consumer confidence;

•	departure of key members of senior management;

•	risks relating to federal, state, and local tax rules, including the impact of the Tax Cuts and Jobs Act and related interpretations and determinations by tax authorities;

•	the cost and adequacy of insurance coverage;

•	risks relating to our outstanding indebtedness;

•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting; and

•	the following risk related to the Reinhart Transaction:

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the risk that U.S. federal antitrust clearance or other approvals required for the Reinhart Transaction may be delayed or not obtained or are obtained subject to conditions that are not anticipated that could require the exertion of management’s time and PFG’s resources or otherwise have an adverse effect on PFG;

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the possibility that certain conditions to the consummation of the Reinhart Transaction will not be satisfied or completed on a timely basis and accordingly the Reinhart Transaction may not be consummated on a timely basis or at all;

•	uncertainty as to the expected financial performance of the combined company following completion of the Reinhart Transaction;

•	the possibility that the expected synergies and value creation from the Reinhart Transaction will not be realized or will not be realized within the expected time period;

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the exertion of PFG management’s time and PFG’s resources, and other expenses incurred and business changes required, in connection with complying with the undertakings in connection with U.S. federal antitrust clearance or other third party consents or approvals for the Reinhart Transaction;

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the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Reinhart Transaction or that the integration of Reinhart Foodservice will be more difficult or time consuming than expected;

•	a downgrade of the credit rating of PFG’s indebtedness, which could give rise to an obligation to redeem existing indebtedness;

•	unexpected costs, charges or expenses resulting from the Reinhart Transaction;

•	the inability to retain key personnel;

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disruption from the announcement, pendency and/or completion of the Reinhart Transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; and

•	the risk that, following the Reinhart Transaction, the combined company may not be able to effectively manage its expanded operations.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this press release that may affect the accuracy of any forward-looking statement, except as required by law.

Statement Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA and Adjusted Diluted EPS. Such measures are not recognized terms under GAAP, should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and are not indicative of net income and diluted EPS as determined under GAAP. Adjusted EBITDA, Adjusted Diluted EPS and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate PFG’s financial performance. Adjusted EBITDA and Adjusted Diluted EPS, as presented, may not be comparable to similarly titled measures of other companies because of varying methods of calculation.

Management uses Adjusted EBITDA, defined as net income before interest expense, interest income, income and franchise taxes, and depreciation and amortization, further adjusted to exclude certain items we do not consider part of our core operating results. Such adjustments include certain unusual, non-cash, non-recurring, cost reduction, and other adjustment items permitted in calculating covenant compliance under PFG’s credit agreement and indenture (other than certain pro forma adjustments permitted under our credit agreement and indenture relating to the Adjusted EBITDA contribution of acquired entities or businesses prior to the acquisition date). Under PFG’s credit agreement and indenture, PFG’s ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments, and making restricted payments is tied to ratios based on Adjusted EBITDA (as defined in the credit agreement and indenture).

Management also uses Adjusted Diluted EPS, which is calculated by adjusting the most directly comparable GAAP financial measure by excluding the same items excluded in PFG’s calculation of Adjusted EBITDA, as well as certain one-time income tax items, to the extent that each such item was included in the applicable GAAP financial measure.

PFG believes that the presentation of Adjusted EBITDA and Adjusted Diluted EPS is useful to investors because these metrics provide insight into underlying business trends and year-over-year results and are frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in PFG’s industry.

The following table includes a reconciliation of non-GAAP financial measures to the applicable most comparable U.S. GAAP financial measures.

PERFORMANCE FOOD GROUP COMPANY

Non-GAAP Reconciliation (Unaudited)

($ in millions, except share and per share data)	Fiscal year ended June 30, 2018
Net income (GAAP)	$198.7
Interest expense, net	60.4
Income tax (benefit) expense	(5.1)
Depreciation	100.3
Amortization of intangible assets	29.8

EBITDA (Non-GAAP)	384.1
Impact of non-cash items (A)	23.2
Impact of acquisition, integration & reorganization charges (B)	5.0
Impact of productivity initiatives (C)	10.6
Impact of other adjustment items (D)	3.8

Adjusted EBITDA (Non-GAAP)	$426.7

Diluted earnings per share (GAAP)	$1.90
Impact of non-cash items	0.22
Impact of acquisition, integration & reorganization charges	0.04
Impact of productivity initiatives	0.10
Impact of other adjustment items	0.04
Tax impact of above adjustments	(0.14)
Tax impact of revaluation of net deferred tax liability (E)	(0.37)
Tax impact of other tax law change items (F)	(0.11)
Tax impact of stock-based compensation—performance vesting (G)	(0.14)

Adjusted Diluted Earnings per Share (Non-GAAP)	$1.54

A.

Includes adjustments for non-cash charges arising from stock-based compensation, interest rate swap hedge ineffectiveness, and gain/loss on disposal of assets. Stock-based compensation cost was $21.6 million fiscal 2018. In addition, this includes an increase in the LIFO reserve of $0.3 million for fiscal 2018.

B.

Includes professional fees and other costs related to completed and abandoned acquisitions, costs of integrating certain of our facilities, facility closing costs, certain equity transactions, and advisory fees.

C.	Consists primarily of professional fees and related expenses associated with productivity initiatives.
D.

Consists primarily of amounts related to fuel collar derivatives, certain financing transactions, lease amendments, and franchise tax expense and other adjustments permitted under our credit agreement.

E.	Represents the per share impact of the $38.5 million net benefit to deferred income tax expense as a result of the Tax Cuts and Jobs Act and the revaluation of PFG’s net deferred tax liability.
F.

Represents the per share impact of the $11.9 million net benefit to income tax expense as a result of the blended statutory rate for fiscal 2018 and the resulting rate differential related to temporary differences.

G.

Represents the per share impact of the $15.4 million excess tax benefit recognized as a result of the performance metrics being met for certain stock-based compensation awards upon the exit of PFG’s private-equity shareholders.